Exhibit 16

BY SEDAR

January 27, 2021

Ontario Securities Commission

Alberta Securities Commission

British Columbia Securities Commission

Manitoba Securities Commission

New Brunswick Securities Commission

Newfoundland Securities Commission

Nova Scotia Securities Commission

Prince Edward Island Securities Office

Financial and Consumer Affairs Authority

(Saskatchewan)

Canadian Securities Exchange (via email)

Nasdaq (via email)

RE:	FSD Pharma Inc. (the “Corporation”)

Notice of Meeting and Record Date

We hereby provide the following information with respect to a shareholder requisitioned Special Meeting of shareholders of the Corporation pursuant to Section 2.2 of NI 54-101 – Communication with the Beneficial Owners of Securities of a Reporting Issuer and confirm that notice of the record date and meeting dates was sent to CDS:

Name of Reporting Issuer	FSD Pharma Inc.
Meeting Type	Special - Dissenting
ISIN No.	CLASS B SUBORDINATE VOTING
CA35954B2066

CLASS A MULTIPLE VOTING SHARES
CARFYQMV2181
CUSIP No.	CLASS B SUBORDINATE VOTING
35954B206

CLASS A MULTIPLE VOTING SHARES
RFYQMV218
Meeting Date	March 31, 2021
Record Date for Notice	March 1, 2021
Record Date for Voting	March 1, 2021
Beneficial Ownership Determination Date	March 1, 2021
Class of Securities Entitled to Receive Notice	Common, Multiple Voting Shares
Class of Securities Entitled to Vote	Common, Multiple Voting Shares

On January 4, 2021, Anthony Durkacz and Zeeshan Saeed, representing a group of concerned shareholders (the “Requisitioning Shareholder Representatives”) which hold in excess of 5% of the issued and outstanding shares of the Corporation, sent to the Corporation a requisition of a meeting of shareholders of the Corporation pursuant to Section 105 of the Business Corporations Act (Ontario). The directors of the Corporation have not, within 21 days after the date on which the requisition was received by the Corporation, sent notice of a general meeting to each shareholder and each director of the Corporation.

Accordingly, this notice is being given by the Requisitioning Shareholders, on behalf of the Corporation, pursuant to Section 105 of the Business Corporations Act (Ontario).

“Anthony Durkacz”	“Zeeshan Saeed”

Anthony Durkacz	Zeeshan Saeed
Requisitioning Shareholder Representative of FSD	Requisitioning Shareholder Representative of FSD
Pharma Inc.	Pharma Inc.